Exhibit 99.1

Woodgrain to Acquire Huttig Building Products

FRUITLAND, ID and ST. LOUIS, MO—March 21, 2022—Woodgrain Inc. (“Woodgrain”) and Huttig Building Products, Inc. (“Huttig,” or the “Company”) (NASDAQ: HBP) are pleased to announce a definitive agreement has been reached whereby Woodgrain will purchase Huttig, a leading distributor of millwork, building materials, and wood products. This acquisition will significantly increase Woodgrain’s distribution network, its product offering, and its value-added services.

“Huttig has a long history as a value-added distributor, focused on service and innovation. This acquisition will increase our footprint by expanding our network, and by adding Huttig’s expertise and resources to our own, we are positioned to bring even more value to our respective customers and supply partners. We are thrilled to add Huttig’s talented associates to our Woodgrain family,” said Kelly Dame, President and Chief Executive Officer of Woodgrain.

Jon Vrabely, Huttig’s President and Chief Executive Officer, said, “We are confident that the Company’s comprehensive strategic alternatives review process that was publicly announced in October 2021 has resulted in a tremendous outcome for our stockholders, associates, and customers. The Board of Directors determined that this premium, all-cash offer would create increased value for our stockholders, while providing continued growth opportunities for our associates. We are especially pleased that we achieved a great outcome for all of our stakeholders with Woodgrain as we have enjoyed a strong partnership with them for several decades. Our organizations share many of the same values, and we are certain that the Dame family will be great stewards of the Huttig brand and legacy that has existed since 1885.”

Woodgrain will acquire Huttig in an all-cash transaction valued at $10.70 per share, or approximately $350 million including the assumption of debt. The acquisition is subject to a minimum tender of a majority of the outstanding Huttig common shares and other customary closing conditions, and is expected to close in the second quarter of 2022 subject to regulatory approval. The Huttig Board of Directors has unanimously approved the acquisition and recommends that Huttig stockholders tender their shares in the transaction.

Wells Fargo is serving as exclusive financial adviser to Woodgrain and will also serve as sole underwriter for the transaction financing. Stoel Rives is serving as legal advisor to Woodgrain on the transaction.

Lincoln International is serving as financial advisor to Huttig. Baker McKenzie is serving as legal advisor to Huttig on the transaction.

About Woodgrain

Woodgrain is one of the leading millwork operations with locations throughout the United States and Chile. With 68 years of quality craftsmanship and service, Woodgrain is a leading producer of mouldings, doors, and windows. Woodgrain, Inc. is headquartered in Fruitland, Idaho with six divisions and over 30 manufacturing and warehouse facilities in the United States and South America. For the nearest distributor of Woodgrain products, visit www.woodgrain.com.

About Huttig

Huttig, currently in its 138th year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in-home improvement, remodeling and repair work. Huttig distributes its products through 25 distribution centers serving 41 states. Huttig’s wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Huttig Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to Huttig management’s expectations about future conditions, including statements regarding the proposed transaction with Woodgrain, including the expected timing, completion and effects of the transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect Huttig’s sales and profitability, liquidity and future value. Any forward-looking statements represent management’s views only as of today and should not be relied upon as representing management’s views as of any subsequent date, and Huttig undertakes no obligation to update any forward-looking statement.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain the necessary minimum tender of shares of Huttig’s Common Stock; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on Huttig; continued availability of financing or alternatives for the financing provided in the Woodgrain debt commitment letter; the failure to satisfy required closing conditions; the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of restrictions placed on Huttig and its subsidiaries’ ability to operate their businesses under the Merger Agreement between Huttig and Woodgrain, including the Huttig’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of Huttig management’s attention from ongoing business operations; the effect the announcement of the proposed transaction on Huttig’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on Huttig’s business relationships, operating results and businesses generally; the outcome of any legal proceedings that may be instituted against Huttig related to the proposed transaction; the amount of the costs, fees and expenses related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the Merger Agreement.

Information describing other risks and uncertainties affecting Huttig that could cause actual results to differ materially from those in forward-looking statements may be found in Huttig’s filings with the Securities and Exchange Commission (SEC), including, but not limited to, the “Risk Factors” in Huttig’s most recent Annual Report on Form 10-K.

Notice to Huttig Investors and Security Holders

This press release relates to a tender offer (the Offer) and merger involving Huttig and Woodgrain. The Offer has not yet commenced. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the tender offer materials or any other documents that Woodgrain or Huttig may file with the SEC or send to Huttig’s stockholders in connection with the Offer. The solicitation and offer to buy shares of Huttig’s Common Stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Woodgrain and its subsidiary (Merger Sub) will file a tender offer statement on Schedule TO and thereafter Huttig will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES OF HUTTIG COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK. Huttig investors and security holders will be able to obtain the tender offer materials and any other documents filed with the SEC, when available, free of charge at the SEC’s web site, www.sec.gov, and, to the extent filed by Huttig with the SEC, Huttig’s website, www.huttig.com, or by a request in writing to Huttig at 555 Maryville University Drive, Suite 400, St. Louis, Missouri 63141, Attention: Corporate Secretary. In addition, copies of the tender offer materials filed with the SEC by Woodgrain and Merger Sub can be obtained, when filed, free of charge by directing a request to the Information Agent for the Offer, which will be named in the Schedule TO.

For more information, contact:

Woodgrain: Pete Intza

Phone: 470-407-5979

Email: pete.intza@woodgrain.com

Huttig: Bernie Ferrari

Phone: 314-216-2898

Email: bferrari@huttig.com